                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement            |_| Confidential,  for  Use  of the
|_|  Definitive Proxy Statement                 Commission  Only (as permitted
|X|  Definitive Additional Materials            by Rule 14a-6(e)(2))
|_|  Soliciting Material Pursuant to
     Rule 14a-12

                          Security Capital U.S. Realty
------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------

     (5)  Total fee paid:

          ------------------------------------------------------------

|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

     [The following sections of the Joint Proxy Statement/Prospectus of Security Capital U.S. Realty and Security Capital Group Incorporated, dated as of December 8, 2000 and filed with the Securities and Exchange Commission on Registration No. 333-47926 (the "Proxy Statement/Prospectus"), were translated into the German language and sent, in addition to the Proxy
Statement/Prospectus, to certain German beneficial holders (through Commerzbank
AG) of Security Capital U.S. Realty capital stock.]

                                       ***

     To the best of my knowledge, the following constitutes a fair and accurate English translation of the corresponding foreign language document.

                                             By: /s/ Constance B. Moore
                                                -----------------------
                                                Constance B. Moore
                                                Managing Director

                                       ***

                                       ***

     The following materials are being provided to you solely for your convenience. These materials are excerpts in the German language from a Joint Proxy Statement/ Prospectus (the "Proxy Statement/ Prospectus") of Security Capital U.S. Realty ("U.S. Realty") and Security Capital Group Incorporated ("Security Capital") dated as of December 8, 2000 being provided to holders of record of shares of U.S. Realty involving a proposed business combination transaction between U.S. Realty and Security Capital. The Proxy Statement/Prospectus has been prepared in the English language and the translated excerpts are qualified in their entirety by the more detailed information contained in the complete Proxy Statement/Prospectus. The translated excerpts may not contain all of the information that is important to you in connection with your making a decision with respect to the proposed business combination transaction and, therefore, you should read the entire Proxy Statement/Prospectus carefully.

                                       ***


                  [LETTERHEAD OF SECURITY CAPITAL U.S. REALTY]

Dear Fellow Shareholder:

     You are cordially invited to attend an extraordinary general meeting of shareholders of Security Capital U.S. Realty ("U.S. Realty") at 12 rue Jean Engling, 1466 Luxembourg, at 3:00 p.m., local time, on Tuesday, January 16, 2001.

     The extraordinary general meeting relates to our previously announced transaction agreement with Security Capital Group Incorporated ("Security Capital") to combine the businesses of U.S. Realty and Security Capital. Under the terms of the agreement, shareholders of U.S. Realty will receive 1.15 shares of Security Capital Class B common stock for each outstanding U.S. Realty share, and Security Capital will acquire the assets and assume or provide the necessary funds to satisfy the liabilities of U.S. Realty. You will be asked at the extraordinary general meeting to consider and vote upon the transaction agreement, and the transactions and matters contemplated thereby (sometimes collectively referred to as the "transaction"), including:

o the sale by U.S. Realty to a subsidiary of Security Capital of all of the outstanding shares and other equity interests of Security Capital Holdings S.A. owned by U.S. Realty, U.S. Realty's interest in an agreement between U.S. Realty and Security Capital Holdings S.A. and cash on hand, all in exchange for shares of Security Capital Class B common stock and cash; and

o the subsequent liquidation of U.S. Realty, in which (1) all of the shareholders of U.S. Realty (other than those who vote "against" the transaction and who validly elect to receive cash instead of Security Capital shares) will receive 1.15 shares of Security Capital Class B common stock for each U.S. Realty share they own and (2) shareholders of U.S. Realty who vote "against" the transaction and who validly elect to receive cash instead of Security Capital shares will receive, for each U.S. Realty share they own, an amount of cash equal to 1.15 multiplied by the average of the daily high and low per share sales prices of the Security Capital Class B common stock on the New York Stock Exchange during the fifteen trading days ending on January 5, 2001 (the sixth trading day before the U.S. Realty extraordinary general meeting), net of any required withholding taxes.

     We believe that the transaction should provide important benefits for our shareholders, and your board of directors has determined, having received the recommendation of a special committee of three independent directors appointed to review, evaluate and negotiate the transaction, that the terms of the transaction agreement are advisable, fair to, and in the best interests of, the shareholders of U.S. Realty (other than Security Capital and its affiliates). ACCORDINGLY, YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TRANSACTION AGREEMENT, INCLUDING THE TRANSACTIONS AND MATTERS CONTEMPLATED THEREBY.

     The accompanying notice of meeting and proxy statement explain the proposed transaction and provide specific information concerning the extraordinary general meeting, the voting of your shares and the procedures to follow to elect to receive cash. Please read these materials carefully.

     We cannot complete the transaction without the affirmative vote of at least two-thirds of the U.S. Realty shares present or represented at the extraordinary general meeting, provided that at least a majority of the outstanding shares are present or represented. Whether or not you plan to be present at the extraordinary general meeting, please sign and return your proxy as soon as possible in the enclosed envelope so that your vote will be recorded. Details are outlined on the enclosed proxy card. Your vote is very important.

Very truly yours,



William D. Sanders                          Jay O. Light
Chairman                                    Chairman of the Special Committee

December 8, 2000

     This letter, the notice of meeting and the joint proxy statement/prospectus are dated December 8, 2000. We are first mailing these documents to U.S. Realty shareholders on or about December 12, 2000.

IMPORTANT INFORMATION:

IF YOU WISH TO RECEIVE CASH INSTEAD OF SHARES OF SECURITY CAPITAL CLASS B COMMON STOCK UPON THE LIQUIDATION OF U.S. REALTY, YOU MUST RETURN THE ENCLOSED PROXY CARD CLEARLY MARKED TO INDICATE THAT (1) YOU VOTE "AGAINST" THE TRANSACTION AND
(2) IF THE TRANSACTION IS APPROVED, YOU WISH TO RECEIVE CASH INSTEAD OF SECURITY CAPITAL CLASS B COMMON STOCK. IF YOU DO NOT FOLLOW THESE PROCEDURES FOR VOTING YOUR SHARES, YOU WILL BE DEEMED TO HAVE CONSENTED TO RECEIVE SECURITY CAPITAL CLASS B COMMON STOCK IN THE TRANSACTION.

SHAREHOLDERS WHO VOTE "FOR" THE TRANSACTION OR ABSTAIN FROM VOTING, SHAREHOLDERS WHO VOTE "AGAINST" THE TRANSACTION BUT DO NOT CHECK THE BOX TO ELECT CASH, AND SHAREHOLDERS WHO DO NOT RETURN THE PROXY CARD, WILL BE DEEMED TO HAVE CONSENTED TO RECEIVE SECURITY CAPITAL CLASS B COMMON STOCK IN THE TRANSACTION.

SHAREHOLDERS VALIDLY ELECTING TO RECEIVE CASH WILL RECEIVE, FOR EACH U.S. REALTY SHARE, AN AMOUNT OF CASH IN U.S. DOLLARS EQUAL TO 1.15 MULTIPLIED BY THE AVERAGE OF THE DAILY HIGH AND LOW PER SHARE SALES PRICES OF THE SECURITY CAPITAL CLASS B COMMON STOCK ON THE NEW YORK STOCK EXCHANGE DURING THE FIFTEEN TRADING DAYS ENDING ON JANUARY 5, 2001 (THE SIXTH TRADING DAY BEFORE THE U.S. REALTY EXTRAORDINARY GENERAL MEETING), NET OF ANY REQUIRED WITHHOLDING TAXES.

IF SHAREHOLDERS WHO VOTE "AGAINST" THE TRANSACTION ELECT TO RECEIVE CASH PAYMENTS IN AN AMOUNT EXCEEDING $200 MILLION IN THE AGGREGATE, SECURITY CAPITAL WILL HAVE THE RIGHT TO TERMINATE THE TRANSACTION AGREEMENT. IN THAT EVENT, THE TRANSACTION WOULD NOT PROCEED, AND U.S. REALTY SHAREHOLDERS WOULD CONTINUE TO OWN U.S. REALTY SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITY CAPITAL CLASS B COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ARTICLES OF INCORPORATION OF SECURITY CAPITAL AND THE NOTICE GENERALE REQUIRED BY LUXEMBOURG LAW HAVE BEEN FILED WITH THE CHIEF REGISTRAR OF THE LUXEMBOURG DISTRICT COURT.

                              [U.S. REALTY LOGO]

                   NOTICE OF GENERAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 16, 2001

         We will hold an extraordinary general meeting of shareholders of Security Capital U.S. Realty ("U.S. Realty") at 12 rue Jean Engling, 1466 Luxembourg, at 3:00 p.m., local time, on Tuesday, January 16, 2001 . At the meeting, we will ask you:

               1. To approve a transaction agreement, dated as of September 26, 2000, among U.S. Realty, Security Capital Group Incorporated ("Security Capital") and a wholly owned subsidiary of Security Capital, and the transactions and matters contemplated thereby. These transactions and matters include:

               o The sale by U.S. Realty to a subsidiary of Security Capital of all of the outstanding shares and other equity interests in Security Capital Holdings S.A. owned by U.S. Realty, U.S. Realty's interest in an agreement between U.S. Realty and Security Capital Holdings S.A. and cash on hand, in exchange for shares of Security Capital Class B common stock and cash;

               o The subsequent liquidation of U.S. Realty in accordance with the plan of liquidation attached as an exhibit to the transaction agreement, in which (1) all of the shareholders of U.S. Realty (other than those who vote "against" the transaction and who validly elect to receive cash instead of Security Capital shares) will receive 1.15 shares of Security Capital Class B common stock for each U.S. Realty share they own and (2) shareholders of U.S. Realty who vote "against" the transaction and who validly elect to receive cash instead of Security Capital shares will receive, for each U.S. Realty share they own, an amount of cash in U.S. dollars equal to 1.15 multiplied by the average of the daily high and low per share sales prices of the Security Capital Class B common stock on the New York Stock Exchange during the fifteen trading days ending on January 5, 2001, (the sixth trading day before the U.S. Realty extraordinary general meeting), net of any required withholding taxes we must withhold from the payment; and

               o The appointment of SC Transaction Corporation, a subsidiary of Security Capital, as liquidator for the liquidation of U.S. Realty.

               2. To transact any other business as may properly come before the extraordinary general meeting or any adjournment or postponement of the extraordinary general meeting.

       We have described the expected conduct of the extraordinary general meeting and these matters, including the sequence in which they will be accomplished, more fully in the joint proxy statement/prospectus accompanying this notice. We have attached a copy of the transaction agreement, which includes as an exhibit the plan of liquidation, as Appendix A to the joint proxy statement/prospectus.

       You are entitled to notice of and to vote at the meeting or any adjournment only if you were a U.S. Realty shareholder of record at the close of business on December 8, 2000.

       Whether or not you plan to attend the meeting in person, WE URGE YOU TO VOTE YOUR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. If you wish to receive cash rather than Security Capital Class B common stock, you must vote "against" the transaction and indicate your election to receive cash on the proxy card (or ballot if you vote in person at the meeting). You may revoke your proxy at any time before we vote it at the meeting, and sending your proxy will not affect your right to attend the meeting and vote in person.

                                          By Order of the Board of Directors,

                                          [Signature]

                                          Laura L. Hamilton
                                          Vice President

December 8, 2000

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:   WHY ARE THE COMPANIES PROPOSING TO COMBINE THEIR   BUSINESSES?

A: We believe that the transaction between Security Capital Group Incorporated (which we refer to in this document as Security Capital) and Security Capital U.S. Realty (which we refer to in this document as U.S. Realty) will increase value for both Security Capital shareholders and U.S. Realty shareholders through:

     o the creation of a company with a simplified structure and a stronger market profile for investors;

     o the elimination of the complex structural relationship that exists between the two companies and the transfer of all assets into a single company, which should make it easier for investors to understand the company;

     o increased financial and operational flexibility for the combined businesses and enhanced liquidity for the shareholders; and

     o the enhancement of opportunities to improve shareholder value through additional stock repurchases or future transactions that monetize or consolidate existing businesses.

Q:   WHAT ARE THE POSSIBLE DETRIMENTS TO THE TRANSACTION?

A. The number of shares of Security Capital stock that U.S. Realty shareholders will receive for their U.S. Realty shares is fixed at 1.15. As a result, the shares of Security Capital Class B common stock that U.S. Realty shareholders may receive in the transaction may have a greater or lesser value than the value contemplated at the time the transaction agreement was signed because of fluctuations in the market price of shares of Security Capital Class B common stock. Also, there is a risk that the benefits sought in the transaction will not be obtained.

Q:   WHAT WILL U.S. REALTY SHAREHOLDERS RECEIVE IF THE TRANSACTION IS APPROVED?

A: Unless you, as a U.S. Realty shareholder, vote AGAINST the transaction and validly elect to receive cash instead of Security Capital shares, if the transaction is approved and consummated, you will receive 1.15 shares of Security Capital Class B common stock for each U.S. Realty share you own. We will pay cash in U.S. dollars in lieu of any fractional shares of Security Capital Class B common stock. If you, as a U.S. Realty shareholder, vote AGAINST the transaction and validly elect to receive cash instead of shares of Security Capital Class B common stock, if the transaction is approved and consummated, you will receive an amount of cash in U.S. dollars equal to 1.15 multiplied by the average of the daily high and low per share sales prices of the Security Capital Class B common stock on the New York Stock Exchange during the fifteen trading days ending on January 5, 2001 (the sixth trading day before the U.S. Realty extraordinary meeting) for each U.S. Realty share you own. We will subtract from the cash payment any taxes that we must withhold under applicable laws. Your U.S. Realty shares will be cancelled as part of the liquidation of U.S. Realty under the plan of liquidation, as described below. Depending on your election, you will receive either Security Capital Class B common stock or cash in the transaction. You will not receive both except for cash in lieu of fractional shares.

     If the total amount of cash required for distribution to U.S. Realty shareholders who vote against the transaction and validly elect to receive cash instead of Security Capital shares exceeds $200 million in the aggregate, Security Capital will not be required to complete the transaction and may abandon the transaction entirely.

Q:   WHAT DO I NEED TO DO TO RECEIVE CASH INSTEAD OF SECURITY CAPITAL SHARES?

A: If you are a U.S. Realty shareholder, your proxy card contains a special box that you must check if you wish to receive cash instead of Security Capital shares. To make a valid election to receive cash, you must also vote AGAINST the transaction in the portion of the proxy card where you specify your vote.

Q:   WHEN DO YOU EXPECT TO COMPLETE THE TRANSACTION?

A: We are working to complete the transaction as quickly as possible. We expect to complete the transaction promptly following the required shareholder approvals. However, we cannot assure you that we will then complete the transaction.

Q:   WHO IS ENTITLED TO VOTE AT THE SHAREHOLDER MEETINGS?

A: For U.S. Realty, only holders of record of U.S. Realty shares at the close of business on December 8, 2000 may vote at the extraordinary general meeting. If you own shares on the record date through a bank, you may vote in person at your shareholder meeting only if you obtain a proxy from the record holder with respect to your shares.

Q:   WHEN AND WHERE IS THE MEETING?

A: U.S. Realty will hold its extraordinary general meeting on Tuesday, January 16, 2001, at 3:00 p.m., local time, at 12 rue Jean Engling, 1466 Luxembourg.

Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you are a U.S. Realty shareholder and you wish to receive cash instead of shares of Security Capital Class B common stock, you must vote AGAINST the transaction and you must validly elect to receive cash on your proxy card or ballot.

Q:   WHAT IF I DON'T VOTE?

A: U.S. Realty Shareholders: If you fail to respond, it will have no effect on approval or disapproval of the transaction agreement and the transactions and matters contemplated thereby, so long as a majority of the outstanding shares are otherwise present or represented at the meeting, since the vote required is based on the number of shares present or represented. IF YOU PROPERLY EXECUTE AND RETURN THE PROXY CARD AND DO NOT INDICATE YOUR VOTING PREFERENCE ON THE PROXY CARD, WE WILL ASSUME YOU APPROVE AND VOTE YOUR SHARES IN FAVOR OF APPROVAL OF THE TRANSACTION AGREEMENT AND THE TRANSACTIONS AND MATTERS CONTEMPLATED THEREBY. If you respond and abstain from voting, it will have the same effect as voting against approval of the transaction agreement and the transactions and matters contemplated thereby, since your shares will be counted as present but will not be voted in favor of approval of the transactions and matters contemplated thereby. If the transaction agreement and the transactions and matters contemplated thereby are approved, however, in each of the above circumstances, you will be deemed to have elected to receive Security Capital Class B common stock rather than cash.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: Yes, except that, as more fully described in the section entitled "U.S. Realty Extraordinary General Meeting" - - What Will You Vote On", the form of proxy we are soliciting from U.S. Realty shareholders provides that it may not be revoked following the approval and consummation of the sale of U.S. Realty's assets to Security Capital. Subject to this important aspect of the transaction, you can change your vote at any time before we vote your proxy. If you hold your shares through an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q:   WHOM SHOULD I CALL IF I HAVE QUESTIONS?

A: If you have questions about the transaction or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact:

     o    if you are a U.S. Realty shareholder:

          Georgeson Shareholder Communications Ltd. In Germany call toll free: 0 800 1800 305

SUMMARY

     This summary highlights selected information about the transaction and may not contain all of the information that is important to you. To understand the transaction better, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Where You Can Find More Information." Each item in this summary refers to the page or pages where we more fully discuss that subject. References in this joint proxy statement/prospectus to "$'s" refer to U.S. dollars, unless otherwise noted.

THE COMPANIES

SECURITY CAPITAL GROUP INCORPORATED (See Page 81)
125 Lincoln Avenue
Santa Fe, New Mexico 87501
Telephone: (505) 982-9292
website: http:// www.securitycapital.com

     Security Capital is an international real estate research, investment and operating management company. Security Capital operates its businesses through two divisions: the Capital Division, which invests in high-growth real estate operating companies, and the Financial Services Division, which provides capital markets and capital management services primarily to Security Capital and its affiliates. Security Capital is incorporated in the State of Maryland, United States of America.

SECURITY CAPITAL U.S. REALTY (See Page 84)
25b, boulevard Royal
L-2449 Luxembourg
Telephone: (+352) (4637561)
website: http:// www.sc-usrealty.com

     U.S. Realty is a European-based real estate company that holds, through its subsidiary Security Capital Holdings S.A. (which we refer to as SC-Holdings), significant strategic positions in leading real estate operating companies based in the United States.

     U.S. Realty, which was incorporated in July 1995 in Luxembourg as a Societe d'Investissement a Capital Variable (or SICAV) and converted to a Societe d'Investissement a Capital Fixe (or SICAF) in June 1997, has the following strategic investments:

o CarrAmerica Realty Corporation, a publicly held national U.S. company focused on providing office space to leading companies.

o City Center Retail Trust, a private start-up real estate operating company focused on shopping centers. City Center Retail Trust is evaluating strategic alternatives, which could include the sale of a portion or all of its assets.

o CWS Communities Trust, a private start-up company focused on acquiring, developing and owning manufactured housing communities in selected target markets throughout the United States.

o Regency Realty Corporation, a publicly held national U.S. company focused on grocery-anchored neighborhood infill shopping centers.

o Storage USA, Inc., a publicly held national U.S. company focused on self-storage facilities.

o Urban Growth Property Trust, a private start-up company focused on acquiring, developing and owning strategically located parking facilities in key urban infill locations in selected target markets throughout the United States. Urban Growth Property plans to merge in early 2001 with Interparking Incorporated, the property manager for Urban Growth Property's operations, following which Urban Growth Property will no longer be a REIT but should have greater control over its assets and the opportunity to extend its activities into parking facility management. The combined parking company will continue to be a subsidiary of SC-Holdings.

     Security Capital U.S. Realty Management Holdings S.A., a Luxembourg corporation and a wholly owned subsidiary of Security Capital, acts as operating advisor for U.S. Realty. As operating advisor, it provides U.S. Realty with advice on all investment and operating matters and receives a fee for those services.

     Security Capital through its subsidiaries owns 40.6% of the outstanding voting securities of U.S. Realty.

SHAREHOLDER APPROVALS (See Pages 53 and 57)

     Approval of U.S. Realty Shareholders. U.S. Realty shareholders will vote on approval of the transaction agreement and the transactions and matters contemplated thereby, including the sale of U.S. Realty's assets described below to a subsidiary of Security Capital, and the plan of liquidation for U.S. Realty and appointment of SC Transaction Corporation as liquidator for the liquidation of U.S. Realty. Approval of these matters requires the affirmative vote of at least two-thirds of the U.S. Realty shares present or represented at the extraordinary meeting, provided that a quorum consisting of at least a majority of the outstanding shares is present or represented. If that majority quorum is not present at the time the extraordinary meeting is first convened, U.S. Realty will adjourn the meeting for at least 30 days and, upon resumption of the meeting, there will be no quorum requirement.

     As of the record date for the U.S. Realty extraordinary meeting, wholly owned subsidiaries of Security Capital owned 30,401,683 U.S. Realty shares (or approximately 40.6% of the total voting power of the U.S. Realty shares entitled to vote at the extraordinary meeting). Security Capital has agreed in the transaction agreement to cause its subsidiaries to vote those shares FOR the transaction agreement and the transactions and matters contemplated thereby. As of the record date for the U.S. Realty extraordinary meeting, the directors and executive officers of U.S. Realty owned and were entitled to vote 27,505 U.S. Realty shares (or approximately .04% of the total voting power of the U.S. Realty shares entitled to vote at the extraordinary meeting).

     Approval of Security Capital's Shareholders. Security Capital shareholders will vote on a proposal to approve the issuance of up to 86,116,552 shares of Security Capital Class B common stock in the transaction (51,154,616 net new shares issued, after the cancellation of 34,961,936 Security Capital Class B shares that U.S. Realty will distribute in the transaction to subsidiaries of Security Capital that are U.S. Realty shareholders). Approval of the proposal requires the affirmative vote of at least a majority of the votes cast by holders of Security Capital Class A common stock, Security Capital Class B common stock and Security Capital Series B preferred stock, voting as a single class, provided that the total vote cast represents over 50% of the voting power of all shares entitled to vote on the proposal. Each share of Security Capital Class A common stock is entitled to cast one vote. Each share of Security Capital Class B common stock is entitled to cast .005 of a vote. Each share of Security Capital Series B preferred stock is entitled to cast .0641 of a vote. Holders of Security Capital Class A common stock, Security Capital Class B common stock and Security Capital Series B preferred stock together are entitled to cast a total of votes at the special meeting.

     As of the record date for the Security Capital special meeting, the directors and executive officers of Security Capital and their affiliates owned and were entitled to vote shares of Security Capital Class A common stock, shares of Security Capital Class B common stock and 257,642 shares of Series B preferred stock (or % of the total voting power of the Security Capital shares entitled to vote on the proposal to issue Security Capital shares in the transaction).

RECOMMENDATIONS TO SHAREHOLDERS; FAIRNESS OF THE TRANSACTION (See Pages 31 and
38)

     U.S. Realty. The U.S. Realty board of directors believes that the terms of the transaction agreement are advisable, fair to, and in the best interests of, the shareholders of U.S. Realty (other than Security Capital and its affiliates), and unanimously recommends that you vote FOR the transaction agreement and the transactions and matters contemplated thereby.

     In addition, because two members of the U.S. Realty board are or were affiliated with Security Capital at the time the transaction was considered by the U.S. Realty board, and because U.S. Realty's articles of incorporation require the independent directors of U.S. Realty to approve any transaction between U.S. Realty and Security Capital, the U.S. Realty board established a special committee of three independent directors to review, evaluate and negotiate the proposed transaction. See the description of the background of the transaction under "The Transaction--Background of the Transaction." None of the members of the special committee is affiliated with or employed by Security Capital or U.S. Realty (except in their positions as directors), except that each member is also a director of Security Capital European Realty, an affiliate of Security Capital, one member beneficially owns 38,900 shares of Security Capital Class B common stock, and another member beneficially owns 15.5 shares of Security Capital Class A common stock and approximately $12,500 of Security Capital debentures. The special committee, like the full U.S. Realty board, believes that the terms of the transaction agreement are advisable, fair to, and in the best interests of, the shareholders of U.S. Realty (other than Security Capital and its affiliates). The special committee negotiated and approved the transaction agreement and recommended that the full U.S. Realty board approve the transaction agreement. You should also refer to the factors that the special committee and the U.S. Realty board of directors considered in determining whether to approve, accept and declare advisable the transaction discussed under "The Transaction--Recommendations of the U.S. Realty Special Committee and of the Full U.S. Realty Board; Fairness of the Transaction."

     Security Capital. The Security Capital board of directors believes that the terms of the transaction agreement are advisable, fair to, and in the best interests of, Security Capital and its shareholders. The Security Capital board unanimously recommends that you vote FOR the proposal to issue shares of Security Capital Class B common stock in the transaction.

OPINIONS OF FINANCIAL ADVISORS (See Pages 34 and 41)

     Opinion of the Financial Advisor to the U.S. Realty Special Committee. In deciding to approve the transaction, the special committee of independent directors of the U.S. Realty board considered, among other matters, the oral opinion confirmed in writing as of September 26, 2000 of Merrill Lynch, Pierce, Fenner & Smith Incorporated, that, as of the date of the opinion and based on and subject to the various factors and assumptions stated in the opinion, the consideration to be received by U.S. Realty shareholders (other than Security Capital and its affiliates) pursuant to the transaction agreement was fair to such shareholders from a financial point of view. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION BY MERRILL LYNCH AS TO HOW SHAREHOLDERS SHOULD VOTE OR AS TO WHETHER A SHAREHOLDER SHOULD VOTE AGAINST APPROVAL OF THE TRANSACTION AND ELECT TO RECEIVE CASH FOR HIS SHARES. WE ATTACH THE FULL TEXT OF MERRILL LYNCH'S WRITTEN OPINION, WHICH SETS FORTH THE VARIOUS ASSUMPTIONS AND QUALIFICATIONS CONSIDERED, AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. U.S. REALTY URGES ITS SHAREHOLDERS TO READ THE OPINION OF MERRILL LYNCH IN ITS ENTIRETY.

     Opinion of Security Capital's Financial Advisor. In deciding to approve the transaction, the Security Capital board of directors considered, among other matters, the oral opinion of Goldman, Sachs & Co. (subsequently confirmed by a written opinion dated September 26, 2000), that, as of the date of the opinion and subject to the matters set forth in the opinion, the consideration to be paid by Security Capital in connection with the transactions contemplated by the transaction agreement was fair from a financial point of view to Security Capital. THE OPINION OF GOLDMAN SACHS DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF SECURITY CAPITAL VOTING STOCK SHOULD VOTE WITH RESPECT TO THE TRANSACTION. WE ATTACH THE FULL TEXT OF GOLDMAN SACHS' WRITTEN OPINION, DATED SEPTEMBER 26, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SECURITY CAPITAL URGES ITS SHAREHOLDERS TO READ THE OPINION OF GOLDMAN SACHS IN ITS ENTIRETY.

THE TRANSACTION (See Page 26)

     In light of Luxembourg legal requirements, the transaction is structured as a two-step transaction. Security Capital will first purchase assets from U.S. Realty in exchange for shares of Security Capital Class B common stock and cash. U.S. Realty will use a portion of that cash to satisfy and discharge the Indenture under which U.S. Realty issued its convertible notes. Second, U.S. Realty will be liquidated and as part of the liquidation will distribute to U.S. Realty shareholders all of the Security Capital Class B common stock and the remaining cash it received as consideration for the sale of its assets. Subject to all of the conditions to closing described below, we expect to complete both steps promptly following the required shareholder approvals.

THE PURCHASE AND SALE OF U.S. REALTY'S ASSETS

     As the first step in the transaction, SC Realty Incorporated, a Nevada corporation and indirect wholly owned subsidiary of Security Capital, will purchase in exchange for shares of Security Capital Class B common stock and cash:

o all of the outstanding shares of SC-Holdings (other than one share, which is owned by a subsidiary of Security Capital);

o U.S. Realty's interest in an agreement between U.S. Realty and SC-Holdings under which U.S. Realty has made cash advances to SC-Holdings; and

o    any cash on hand.

     The number of shares of Security Capital Class B common stock delivered to U.S. Realty will be equal to the product of 1.15 multiplied by the number of outstanding U.S. Realty shares (excluding those shares, if any, that a U.S. Realty shareholder has voted against the transaction and as to which the shareholder has made a valid election to receive cash instead of shares of Security Capital Class B common stock). The amount of cash delivered to U.S. Realty will be the cash required to pay the transaction consideration to U.S. Realty shareholders who vote against the transaction and make a valid election to receive cash, plus the cash needed to satisfy and discharge the Indenture under which U.S. Realty issued its outstanding convertible notes. Security Capital will not be obligated to proceed with the transaction if the total amount of cash required for distribution to U.S. Realty shareholders who validly elect to receive cash exceeds $200 million.

THE LIQUIDATION OF U.S. REALTY

     As the second step in the transaction, after U.S. Realty satisfies and discharges its convertible notes Indenture, U.S. Realty shareholders will receive a distribution of either:

o a number of shares of Security Capital Class B common stock equal to 1.15 multiplied by the number of U.S. Realty shares they own, rounded down to the next whole number, and shortly afterwards, a check for cash in U.S. dollars in lieu of any fractional share; or

o if the U.S. Realty shareholder voted the shares "against" the transaction and made a valid election to receive cash instead of shares of Security Capital Class B common stock, an amount of cash in U.S. dollars equal to
     1.15 multiplied by the average of the daily high and low per share sales prices of the Security Capital Class B common stock on the New York Stock Exchange during the fifteen trading days ending on January 5, 2001 (the sixth trading day before the U.S. Realty extraordinary meeting), less any taxes we must withhold from the payment. Following the close of trade on the New York Stock Exchange on January 5, 2001, we will issue a press release announcing the calculation of the amount of cash per U.S. Realty share that those shareholders would receive and will so publish that information in newspapers of general circulation in Luxembourg, Amsterdam and New York.

     SC Transaction Corporation, a subsidiary of Security Capital, will serve as the liquidator, subject to approval by the shareholders of U.S. Realty. Under Luxembourg law, the liquidator will remain liable for any remaining liabilities of U.S. Realty following the completion of the liquidation.

     The distribution by U.S. Realty of the proceeds of the sale to U.S. Realty shareholders of record on the date of the U.S. Realty extraordinary meeting is expected to take place promptly following the approval of the transaction. In order to assure any necessary tax withholding, to verify the identity of such shareholders and to permit U.S. Realty shareholders who make valid cash elections to receive cash, U.S. Realty shareholders will be provided with a letter of transmittal by which each U.S. Realty shareholder would surrender its shares, to be held, pending any further distributions, for cancellation by the liquidator. There are not expected to be any further distributions in light of the fact that all of U.S. Realty's assets will be sold in the first step of the transaction.

     As soon as possible under Luxembourg law, after the U.S. Realty extraordinary general meeting, following completion of the purchase of U.S. Realty's assets by Security Capital and the distribution to U.S. Realty shareholders of the Security Capital Class B common stock and cash as described above, U.S. Realty will hold an additional extraordinary general shareholder meeting for the purpose of completing the final liquidation of U.S. Realty, including to receive the report of the auditor for the liquidation and to approve the liquidator's report. A separate notice will be sent to U.S. Realty shareholders, but we do not expect to solicit proxies with respect to the matters to be voted on at this final meeting. Approval of this final step in the liquidation of U.S. Realty will require approval only of a majority of the shareholders present, without the requirement of any quorum.

RELATED TRANSACTIONS

     In accordance with the terms of the indenture under which U.S. Realty issued its outstanding convertible notes, at the time we complete the first step of the transaction, U.S. Realty, Security Capital and SC Realty Incorporated will enter into an agreement with the Indenture trustee providing for the satisfaction and discharge of the Indenture. At that time, U.S. Realty will deposit with the trustee funds sufficient to redeem the convertible notes on the later of May 23, 2001 (the earliest permitted redemption date under the U.S. Realty Indenture) and the thirtieth day after closing of the transaction, at their then-accreted value, and to pay any accrued and unpaid interest on the convertible notes through the date of redemption. As of September, 2000 there were $ 450 million in aggregate principal amount at maturity of outstanding U.S. Realty convertible notes, with an aggregate accreted value at that date of $399.4 million. SC Realty Incorporated has agreed to indemnify the trustee for liabilities the trustee may incur in connection with the satisfaction and discharge of the Indenture and the redemption of the convertible notes, and Security Capital has agreed to guarantee SC Realty Incorporated's obligations.

     In connection with the transaction, Security Capital will refinance U.S. Realty's existing bank debt (which consists of an unsecured line of credit under which SC-Holdings is the borrower) by providing SC-Holdings sufficient cash to repay any outstanding amounts under the line of credit. As of November 30, 2000, approximately $62.0 million was outstanding under SC-Holdings' line of credit.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION (See Page 50)

     Some of the directors and executive officers of U.S. Realty, including the U.S. Realty directors who are members of the special committee, have interests in the transaction that are different from, and/or are in addition to, the interests of U.S. Realty's shareholders. These interests include the acceleration and receipt by U.S. Realty independent directors of cash payments under U.S. Realty's share option equivalent incentive arrangements, the right of directors and officers to continued indemnification and insurance coverage for acts or omissions occurring before the transaction, and existing ownership of securities issued by Security Capital.

CONDITIONS TO THE TRANSACTION (See Page 67)

     Completion of the transaction requires:

o approval by the shareholders of Security Capital of the issuance of shares of Security Capital Class B common stock in the transaction;

o approval by the shareholders of U.S. Realty of the transaction agreement and the transactions it contemplates, including the sale of U.S. Realty's assets, and the plan of liquidation and the appointment of the liquidator;

o    the absence of any law or injunction preventing the transaction;

o approval by the New York Stock Exchange of the listing of the Security Capital Class B common stock to be issued in the transaction;

o compliance in all material respects by Security Capital and U.S. Realty with their transaction agreement covenants;

o the continuing accuracy of Security Capital's and U.S. Realty's representations and warranties contained in the transaction agreement;

o receipt of authorizations, consents and approvals of governmental authorities required to be obtained under the transaction agreement;

o the amount of cash to be distributed in the liquidation to U.S. Realty shareholders who vote "against" the transaction and who validly elect to receive cash instead of Security Capital shares totaling $200 million or less;

o Security Capital having obtained sufficient financing for the transaction under the commitment letter it received from its lenders or otherwise on terms and conditions commercially available at the time of funding and satisfactory to Security Capital; and

o the absence of any stop order suspending the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part or pending proceedings for that purpose.

TERMINATION OF THE TRANSACTION AGREEMENT (See Page 68)

     Security Capital and U.S. Realty may by mutual agreement terminate the transaction agreement at any time. In addition, either company may terminate the transaction agreement if specified events do or do not occur. These include:

o If a law, court order or other governmental action restrains or prohibits the sale to Security Capital of U.S. Realty's assets or the liquidation of U.S. Realty and can no longer be appealed;

o If either Security Capital or U.S. Realty fails to obtain its required shareholder approval; and

o If Security Capital and U.S. Realty do not complete the transaction by March 31, 2001 (which may be extended to no later than June 30, 2001 so long as Security Capital's financing commitment is extended or replaced), unless the failure to complete the transaction results from a breach of covenants contained in the transaction agreement by the party seeking to terminate.

     In addition, Security Capital may terminate the transaction agreement if the required U.S. Realty shareholder vote is obtained at the U.S. Realty extraordinary meeting and the amount of cash required for distribution in the transaction to U.S. Realty shareholders exceeds $200 million in the aggregate.

REGULATORY MATTERS (See Page 70)

     The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on October 30, 2000.

     As provided under Luxembourg law, U.S. Realty will remain under the supervision of the Luxembourg supervisory authority until the completion of the liquidation.

     U.S. Realty qualifies in the Netherlands as an investment institution within the meaning of the 1990 Act on the supervision of investment institutions (Wet toezicht beleggingsinstellingen 1990) and is licensed and supervised by the Dutch Central Bank (De Nederlandsche Bank N.V.). As a result, the transaction, and the liquidation of U.S. Realty, is subject to the approval of the Dutch Central Bank. Security Capital is not and will not be so licensed or supervised, and accordingly shareholders of U.S. Realty who become Security Capital shareholders will not have the benefit of such licensing and supervision. In addition, the issue and offering by Security Capital of Security Capital Class B common stock to the shareholders of U.S. Realty residing in the Netherlands will require compliance with applicable Dutch regulatory legislation.

APPRAISAL RIGHTS (See Page 106)

     Holders of Security Capital securities are not entitled to appraisal rights in connection with the proposal to issue shares of Security Capital Class B common stock in the transaction. Under Luxembourg company law, there is no established mechanism by which holders of U.S. Realty securities could seek any appraisal or similar determination of the fair value of their shares by a court in connection with the transaction or the liquidation.

INCOME TAX CONSEQUENCES TO U.S. REALTY SHAREHOLDERS (See Page 71)

United States

     A U.S. holder of U.S. Realty shares generally will recognize gain or loss for U.S. federal income tax purposes upon the receipt of Security Capital Class B common stock and/or cash in the transaction equal to the difference between the fair market value of the Security Capital Class B common stock as at the date received and/or the amount of cash received and the U.S. holder's adjusted tax basis in the U.S. Realty share.

Germany

     Based upon the prevailing opinion of commentators, German resident individuals who receive Security Capital Class B common stock and/or cash in the transaction should be treated for German tax purposes as if they had sold their shares. Any gain should not be subject to German tax unless the German resident exceeds certain ownership thresholds in U.S. Realty.

Luxembourg

     Luxembourg resident individuals should not be subject to Luxembourg tax upon the receipt of Security Capital Class B common stock or cash in the transaction unless they have held their shares for less than six months. Whether or not a Luxembourg corporation will be subject to Luxembourg tax upon the receipt of such consideration in the transaction will depend on its tax status.

ACCOUNTING TREATMENT (See Page 80)

     Security Capital will account for the transaction using the purchase method of accounting under U.S. generally accepted accounting principles ("GAAP"). See "Unaudited Pro Forma Condensed Consolidated Financial Information."

RISK FACTORS

     You should consider carefully the factors set forth below in evaluating the transaction. The following list summarizes material risks related to the transaction and risks related to the business of Security Capital and to the ownership of Security capital stock. This joint proxy statement/prospectus contains forward-looking statements regarding the operations of Security Capital, U.S. Realty and their combined businesses. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

RISK FACTORS RELATING TO THE TRANSACTION

SOME OF THE DIRECTORS OF U.S. REALTY HAVE A CONFLICT OF INTEREST.

     In considering the recommendation of the U.S. Realty board of directors, U.S. Realty shareholders should be aware that William D. Sanders, the non-executive chairman of the board of U.S. Realty, also serves as chairman of the board of Security Capital and is Security Capital's chief executive officer; and, at the time the transaction agreement was approved, Jeffrey A. Cozad served as a director on U.S. Realty's board of directors and as U.S. Realty's managing director, and also served as managing director of U.S. Realty's operating advisor, which is a wholly owned subsidiary of Security Capital. Officers of Commerzbank serve on the boards of directors of both Security Capital and U.S. Realty, and Commerzbank is the primary lender to both U.S. Realty and a subsidiary of Security Capital and is expected to participate in the term loan to finance the transaction. In addition, certain members of the U.S. Realty special committee beneficially own shares of Class B and Class A common stock of Security Capital and Security Capital debentures, and each member of the special committee is also a director of Security Capital European Realty, an affiliate of Security Capital.

THE TRANSACTION CONSIDERATION TO U.S. REALTY SHAREHOLDERS IS FIXED DESPITE POTENTIAL CHANGES IN RELATIVE STOCK PRICES.

     We will not adjust the number of shares of Security Capital Class B common stock that U.S. Realty shareholders receiving stock will receive for each of their U.S. Realty shares, or the basis for calculating the amount of cash that U.S. Realty shareholders who vote against the transaction and elect to receive cash will receive. The market prices of Security Capital's stock and U.S. Realty's stock when the transaction is completed may differ from their prices at the date the transaction consideration was determined, at the date of this joint proxy statement/prospectus and at the date of the shareholder meetings. These differences may be the result of changes in the business, operations or prospects of Security Capital and U.S. Realty, market assessments of the likelihood and timing of the transaction, general market and economic conditions and other factors. At the time of the U.S. Realty shareholder meeting, U.S. Realty shareholders will know the amount of cash they would receive if they vote "against" the transaction and elect to receive cash instead of shares of Security Capital Class B common stock, but will not know the exact value of the shares of Security Capital Class B common stock they would otherwise receive when the transaction is completed or the amount they could sell those shares for in the market following completion of the transaction. You are urged to obtain current market quotations for Security Capital and U.S. Realty.

THE FAIRNESS OPINIONS DO NOT ADDRESS CHANGES IN THE RELATIVE VALUES OF THE COMPANIES SINCE THE DATE THE OPINIONS WERE ISSUED.

     The fairness opinion obtained by the Security Capital board of directors and the fairness opinion obtained by the special committee of independent directors of the U.S. Realty board are each dated September 26, 2000 and speak only as of that date. The Security Capital board and the U.S. Realty special committee do not presently intend to obtain updated fairness opinions from Goldman Sachs or Merrill Lynch. Changes in the operations and prospects of Security Capital and U.S. Realty, including general market and economic conditions, may alter the relative values of the companies. Therefore, the opinions of Goldman Sachs and Merrill Lynch do not address the fairness of the transaction consideration at the time of the shareholder meetings or the time the transaction is actually completed.

WE MAY NOT REALIZE OUR EXPECTATION THAT ANALYSTS AND INVESTORS WILL PERCEIVE SECURITY CAPITAL'S POST-TRANSACTION STRUCTURE FAVORABLY.

     Security Capital and U.S. Realty expect that the transaction will create a company with a simplified structure and a correspondingly stronger market profile for investors. Achieving this better market profile will depend in large part on the perceptions of the investors and analysts who will follow Security Capital after the transaction. Although analyst reports and stock price movements have been favorable since the announcement of the transaction, we cannot guarantee that these parties will continue to view the transaction as creating a stronger market profile.

THE COMPANIES HAVE EXPENDED RESOURCES AND CAPITAL PURSUING THIS TRANSACTION, AND IF THE TRANSACTION DOES NOT OCCUR, THE COMPANIES WILL NOT BENEFIT FROM THESE EXPENDITURES AND MAY INCUR ADDITIONAL PAYMENTS.

     We may not complete the transaction. If we do not complete the transaction, Security Capital and U.S. Realty will have incurred substantial expenses for which neither company will have received any ultimate benefit. Additionally, in the event we terminate the transaction agreement, one party may be required to reimburse the other party for documented out-of-pocket expenses, not in excess of $2.1 million. See "The Transaction Agreement--Expenses."
Among the reasons that the transaction may not be completed would be a failure of Security Capital to have obtained sufficient financing for the transaction. While Security Capital has obtained a commitment letter for sufficient financing, there can be no assurance that such financing or any other financing will be consummated for the transaction.

THE RIGHTS OF SECURITY CAPITAL SHAREHOLDERS DIFFER FROM THOSE OF U.S. REALTY SHAREHOLDERS.

     Luxembourg law applicable to corporations formed under the laws of that country and U.S. Realty's articles of incorporation currently govern the rights of shareholders of U.S. Realty. Upon completion of the transaction, Maryland law applicable to corporations formed under the laws of that state and Security Capital's charter and bylaws will govern the rights of shareholders of U.S. Realty who receive shares of Security Capital Class B common stock. The rights of shareholders of U.S. Realty differ materially from the rights of shareholders of

Security Capital and the rights of former U.S. Realty shareholders in Security Capital may be less favorable in some respects than their former rights as shareholders of U.S. Realty, even if more favorable in other respects. See "Comparison of Rights of Shareholders."

RISK FACTORS RELATING TO THE BUSINESS OF SECURITY CAPITAL AND TO THE OWNERSHIP OF SECURITY CAPITAL STOCK

SECURITY CAPITAL WILL RELY ON DIVIDENDS AND FEES FROM COMPANIES OVER WHICH IT DOES NOT HAVE UNILATERAL CONTROL TO MEET ITS OPERATING EXPENSE NEEDS AND TO SERVICE DEBT, AND ITS FLEXIBILITY REGARDING ITS INVESTMENT IN STRATEGIC INVESTEES IS AND WILL BE LIMITED BY SIGNIFICANT CONTRACTUAL RESTRICTIONS.

     Most of Security Capital's and U.S. Realty's cash flow and earnings come from real estate operating companies in which they own shares. Security Capital and U.S. Realty are, and Security Capital after the transaction will be, partially dependent on dividends and fees it receives from these companies to meet its operating expense needs and to pay principal and interest on its debt. Although Security Capital and U.S. Realty have influence over these real estate operating companies because of their significant ownership interest and contractual rights, Security Capital and U.S. Realty have a non-majority ownership interest and the right to designate nominees for fewer than a majority of the board seats in several of these companies and does not have unilateral control. Decisions or actions of investee management could adversely affect Security Capital. In addition, the ability of the companies in which Security Capital and U.S. Realty invest to pay dividends depends on the economic performance of those companies, the prior claims of creditors or holders of preferred stock of those companies and their compliance with United States federal tax laws.

     In addition, Security Capital has agreed with the public companies in which it and U.S. Realty hold large strategic investments to significant restrictions on, among other matters, disposing of any of those investments as a block or in certain distributions without the consent of the investees. These restrictions, which currently apply to U.S. Realty as well, have the effect of limiting the liquidity of those investments and could materially adversely affect Security Capital's ability to monetize its investments in those companies if it chose to do so. See "Description of Business of U.S. Realty--Agreements with Strategic Investee Companies."

SECURITY CAPITAL IS SUBJECT TO RISKS UNIQUE TO THE REAL ESTATE BUSINESS THAT COULD ADVERSELY AFFECT FUTURE PERFORMANCE AND RESULTS OF OPERATIONS.

     Security Capital is subject to the following risks unique to the re estate business:

o Changes in specific economic conditions or commercial patterns that reduce demand for real estate (for example, a recession or change in technology that reduces demand for real estate facilities or which results in bankruptcy of tenants);

o Changes in tax laws or market conditions that make real estate investment less attractive relative to other investment opportunities. Such changes would reduce the number of buyers for real estate and adversely affect real estate asset values. Selling real estate assets typically takes longer than selling other types of assets, so it is more difficult to anticipate unfavorable changes by selling the affected assets before the change;

o Changes in tax laws or capital markets, which result in excess capital flowing into new real estate development and excess real estate supply; and

o When equity and/or debt capital is unavailable or expensive for real estate companies (as has been the case since mid-1998), Security Capital is adversely affected, primarily because fee-earning capital markets transaction volume suffers, the value of assets under management, on which fees are based, is lower, and the ability to pursue attractive investment opportunities, including new start-up companies, is limited (and investees in the start-up phase may need to reduce activities and incur related charges).

SECURITY CAPITAL HAS SEVERAL AFFILIATED COMPANIES AND FROM TIME TO TIME ENGAGES IN TRANSACTIONS WITH THOSE COMPANIES, CREATING POTENTIAL CONFLICTS OF INTEREST.

     Transactions between Security Capital and its affiliates have occurred and may occur in the future. Several of Security Capital's directors or senior officers are directors or trustees of its affiliates, or own shares of its affiliates. Those persons may have conflicts of interest in affiliate transactions. Where Security Capital engages in these types of transactions it has obtained or will obtain disinterested director approval or shareholder approval, when necessary, for transactions in which directors may have a conflict of interest. Neither Security Capital's charter nor its bylaws contains any restrictions on interested party transactions.

SECURITY CAPITAL WOULD BE MATERIALLY ADVERSELY AFFECTED IF IT WERE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT.

     Security Capital is not registered as an investment company under the U.S. Investment Company Act of 1940, in reliance on an exemption provided by Rule 3a-1 under that Act. The Investment Company Act does not require Security Capital to register as an investment company because Security Capital is principally engaged in the real estate business through companies that it primarily controls. To the extent Security Capital and its affiliates dispose of some of their equity interest in investees or do not elect to participate in future equity offering by investees, or those investees issue substantial additional equity securities in a business combination to unaffiliated parties, Security Capital's ownership interest in and control over those investees could diminish. Under those circumstances, Security Capital could potentially be required to register, or to seek another exemption from registration, as an investment company under the Investment Company Act. Security Capital would suffer additional regulatory costs and expenses, and might be required to discontinue some operations or investments, if the Investment Company Act required it to register as an investment company.

GERMAN TAX CONSIDERATIONS

     The following is a summary of the principal German income tax consequences that may be relevant to German resident individual shareholders of U.S. Realty with respect to the receipt of the Liquidation Proceeds in consideration for U.S. Realty shares or U.S. Realty ADS's in the Liquidation and the ownership and disposition of Security Capital Class B common stock acquired in the Liquidation. This summary is based on German tax law and German tax treaties (conventions for the avoidance of double taxation) and relevant interpretations in effect on the date of this prospectus. This summary is not binding on any tax authority, regulator, court or government agency. Rulings have not been requested. Changes in tax law or treaties or interpretations thereof could materially alter the German tax burden of U.S. Realty shareholders, and no responsibility is taken to update this summary for changes in law or fact. German shareholders should consult their own tax advisors regarding the particular consequences the liquidation of U.S. Realty may have with respect to them. Since no specific provisions exist under German tax law and no clear precedents are available regarding the German tax treatment of a liquidation of a non-German company, any comments made below are based upon our understanding of current German tax law and commentaries.

     The following summary does not address all possible tax consequences relating to an investment in U.S. Realty and does not address the tax consequences applicable to all categories of shareholders (e.g., corporations, tax exempt shareholders), some of which may be subject to special rules. In particular, this summary does not address the tax consequences to any shareholders under non-German tax laws. U.S. federal income tax aspects of a disposal of Security Capital Class B common stock are described above under "United States Federal Income Tax Considerations."

TO U.S. REALTY SHAREHOLDERS WHO ARE GERMAN RESIDENT INDIVIDUALS

     This summary is based on the German Income Tax Law as well as applicable tax treaties. Both of the foregoing are subject to change, which could apply retroactively and which could affect the tax consequences described below. It assumes that the German resident individuals own the shares in U.S. Realty and, post-liquidation, the Security Capital Class B common stock as private investments and not business assets. It is noted that, according to a ruling from the "Bundesaufsichtsamt fur das Kreditwesen," U.S. Realty is not a foreign investment fund within the meaning of Sec. 1 para. 1 Aus/InvestmG (German Foreign Investment Fund Law).

CONSEQUENCES OF RECEIPT OF LIQUIDATION PROCEEDS

     Regardless of the application of the Tax Treaty between Germany and Luxembourg, Germany has the right to tax the Liquidation Proceeds received by German shareholders in the transaction.

     The prevailing opinion regarding the liquidation of non-German corporations is that shareholders who receive liquidating proceeds are treated for German tax purposes as if they had recognized a capital gain/loss from the disposal of shares. Accordingly a German shareholder that receives Liquidation Proceeds from U.S. Realty will realize capital gain or loss, respectively.

     German shareholders that do not exceed the participation threshold referenced below should not be subject to German income tax on their receipt of the Liquidation Proceeds. The German income tax should not apply even if the shareholder had a holding period of one year or less with respect to the U.S. Realty shares.

     Shareholders that realize a capital gain on receipt of the Liquidation Proceeds will be taxed if the shareholder (or its predecessor(s) in interest from whom it received the shares without consideration) has had a direct or indirect 10% (or more) interest in U.S. Realty at any time during the five year period that precedes the Liquidation. The German Tax Reform Act ("Steuersenkungsgesetz"), generally effective January 1, 2001, will reduce the relevant participation threshold from 10% to 1%. Furthermore, according to the Tax Reform Act, a capital gain from the sale of shares will be subject to taxation on 50% of such gain. It is presently unclear whether the portion of the German Tax Reform Act dealing with capital gains arising from the sale of non-German shares will be effective January 1, 2001 or alternatively January 1, 2002. It is expected that the German Federal Ministry of Finance will issue a decree with regard to this issue. Any taxable capital gain will be included in the calculation of the shareholder's taxable income and will be subject to tax at the shareholder's applicable marginal tax rate. The top rate for 2000 is 51% and for 2001 it is 48.5%. A solidarity surcharge is levied at a rate of 5.5% of an individual's income tax liability and church tax, if applicable, is 8% or 9% of income tax liability.

     Taxable capital gains or losses are calculated by measuring the difference between the fair market value of the Liquidation Proceeds received by the shareholder and the shareholder's acquisition cost of the U.S. Realty shares, less any related expenses incurred by the shareholder in connection with the Liquidation. In the case where only 50% of the capital gains will be taxed depending on the deemed effective date for portions of the German Tax Reform Act, the deduction for related expenses will be limited to 50% of costs.

     Shareholders who realize a capital loss on the receipt of the Liquidation Proceeds will only be permitted to deduct the loss for German income tax purposes if the receipt of a capital gain would have been subject to tax, i.e., if the shareholder has met the participation threshold referenced above. However, even if allowable, only 50% of the capital losses could be offset and, then, only (in the same or future years) against corresponding taxable capital gains from the sale, liquidations, or capital redemptions of other Luxembourg corporations.

     Should the Liquidation Proceeds, for whatever reasons, be considered as dividends (by the German tax authorities or tax courts) instead of capital gains/losses, such dividend would be subject to German income tax. Should the transaction be qualified as an exchange of shares or exchange of shares against cash, such transaction would be a deemed sale of shares. Hence, such sale would be subject to German income tax if the German shareholder either realizes a short-term capital gain (within a one year holding period) or exceeds the participation threshold referenced above.

TAXATION TO GERMAN RESIDENT INDIVIDUALS OF OWNERSHIP OF SECURITY CAPITAL CLASS B COMMON STOCK

     The prevailing opinion of commentators is that German shareholders should not be subject to German tax on a subsequent sale of Security Capital Class B common stock provided that the shareholder's combined U.S. Realty and Security Capital stock holding period exceeds one year and that the shareholder owns less than the participation threshold discussed below and Security Capital stock was received as Liquidation Proceeds.

     German shareholders that will own 10% or more of Security Capital will be subject to tax on the sale of their Security Capital Class B common stock. The applicable participation amount that will subject German shareholders to German income tax on their sale of Security Capital Class B common stock will change to 1% or more after the effective date of the non-German corporation capital gains portion of the German Tax Reform Act. Then, however, only 50% of the gain will be taxable.

     Shareholders who realize a capital loss on the sale of their Security Capital Class B common stock will only be permitted to deduct the loss for German income tax purposes if the receipt of a capital gain would have been subject to tax, i.e., if the shareholder has met the participation threshold referenced above. Unless Security Capital or its subsidiaries are engaged in the active conduct of certain kinds of trade or business, a capital loss could only be offset (in the same or future years) against corresponding taxable capital gains from the sale, liquidation or capital redemption of other U.S. corporations.

DESCRIPTION OF BUSINESS OF SECURITY CAPITAL

GENERAL

     Security Capital is an international real estate research, investment and operating management company. Security Capital operates its businesses through two divisions: the Capital Division, which invests in high-growth real estate operating companies, and the Financial Services Division, which provides capital markets and capital management services primarily to Security Capital and its affiliates. The principal offices of Security Capital and its directly-owned affiliates are in Amsterdam, Atlanta, Brussels, Chicago, Denver, El Paso, Houston, London, Luxembourg, New York, and Santa Fe.

     The Capital Division allocates capital to real estate operating companies that are positioned to generate high internal earnings growth rates through superior operations as well as property development and significant customer service income. Its strategy is to focus on a select number of high-performance businesses that can create brand value and ultimately be a leader in their respective niche. Its objective is to hold significant ownership positions in companies that meet these criteria. The Capital Division provides operational and capital deployment advice to these companies and generates earnings for Security Capital from its ownership in these affiliates. At September 30, 2000, the Capital Division had direct and indirect investments in 16 real estate operating companies focused on apartment communities, corporate extended-stay lodging, corporate office, distribution and logistics, manufactured housing communities, infill retail centers, parking, self-storage and senior assisted living communities. These operating companies had a combined total market capitalization of $26.3 billion as of September 30, 2000.

     The Financial Services Division generates fees principally from capital management and capital markets activities. The Global Capital Management Group manages capital invested in real estate companies or securities for investment entities and separate accounts. The Capital Markets Group provides capital markets services to various affiliates, including operating companies and investment entities and third party managed capital. In addition, Security Capital also provides shared services to its affiliates in order to generate economies of scale. The Corporate Services Group provides administrative, processing, and technology infrastructure and related services. The Real Estate Research Group conducts proprietary real estate, research and provides analyses of short-term trends and long-term market conditions.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of Security Capital's policies with respect to investment, financing, and certain other activities. These policies are determined by Security Capital's board of directors and may be amended or revised from time to time at the discretion of the board without notice to or a vote of the shareholders of Security Capital.

INVESTMENT POLICIES

     Security Capital deploys its capital through the direct and indirect ownership of public and private operating businesses with highly focused strategies which are engaged in real estate activities.

     Investments in Real Estate or in Interests in Real Estate. Security Capital does not invest directly in real estate or in interests in real estate. All such activities are conducted by its current direct investees (Archstone, ProLogis, Homestead and Belmont Corp.) and its indirect investees (CarrAmerica, Storage USA, Regency, City Center Retail, CWS Communities, InterParking and Urban Growth Property Trust through U.S. Realty, and Interparking S.A., Access Self-Storage Holdings S.A., Akeler Holdings S.A., City & West End Property Holdings S.A., Bernheim Comofi S.A., Millers Storage Holdings S.A. and London and Henley S.A. through Security Capital European Realty) (collectively, "operating businesses"). On November 8, 2000, Archstone, at Security Capital's request, filed a registration statement covering the resale of Security Capital's shares of Archstone. On December 5, 2000, Security Capital completed the sale of 3,750,000 shares of Archstone to an institutional investor, thereby reducing Security Capital's interest in Archstone to 25.933%. In addition, Security Capital manages or advises capital invested in focused funds which invest in securities of real estate operating companies (Security Capital Preferred Growth Incorporated, Security Capital U.S. Real Estate Shares and Security Capital European Real Estate Shares (collectively the "Funds")) and through separate accounts. The operating businesses are each focused on specific types of real estate. The operating businesses are expected to acquire additional similar properties and where appropriate, subject to applicable REIT qualification rules, have sold and expect to sell certain of their properties. Existing and future Operating Businesses may acquire additional properties in existing markets or new markets targeted by the management of those businesses. Future investments by Security Capital in companies which are engaged in real estate activities, however, will not be limited to any geographic area, product type or to a specified percentage of Security Capital's assets. The Funds are not limited as to product type for real estate operating companies but are limited as to concentration in the securities of any particular real estate operating company and may be limited as to geographic area based on the particular Fund's investment limitations contained in its organizational documents.

     Investments in Real Estate Mortgages. Except as described below, Security Capital does not invest directly in real estate mortgages and its operating businesses have not invested substantial amounts in mortgages or similar interests in properties. Security Capital owns mortgages in its direct investee, Homestead. Certain operating businesses have invested in mortgage loans to third-party owner/developers in connection with the development of properties that are contractually required to be sold to the operating business upon completion or convertible mortgage loans to affiliates in which the operating business owns a substantial economic interest, or convertible mortgage loans where the board of the operating business believes that such loans are in the best interest of the operating business.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Security Capital has since its founding invested, and will continue to invest, directly or indirectly, in securities of entities engaged in real estate activities, including for the purpose of exercising control. Security Capital does not expect that its investment in securities will require it to register as an investment company under the Investment Company Act, although certain Funds which Security Capital advises are registered under the Investment Company Act. See "Risk Factors--Risk Factors Relating to the Business of Security Capital and to the Ownership of Security Capital Stock."

FINANCING POLICIES

     There are no limits on total debt, or ratio of debt to equity, or similar restrictions, in Security Capital's charter or bylaws. Security Capital, however, intends to maintain a prudent policy on indebtedness. Security Capital's proposed term loan to be used to finance this transaction, its line of credit, and the indentures under which its long-term notes were issued impose limitations on indebtedness. Security Capital intends to comply with such limitations. The proposed term loan is described in "The Transaction -- Transaction Financing." Security Capital uses its $470 million floating rate line of credit mainly for the purpose of facilitating investments and for working capital. Security Capital currently has long-term, fixed rate convertible subordinated indebtedness aggregating $231 million which is due 2016. Security Capital currently has unsecured, fixed rate long-term notes aggregating $700 million due between 2003 and 2028. Security Capital does not intend to incur long-term floating rate debt. Security Capital may also determine to issue securities senior to the Security Capital Class B common stock, including preferred stock and debt securities (either of which may be convertible into the Class B common stock). Security Capital's financing policies are to replace line of credit borrowings with the proceeds of asset sales, retained cash flow, equity offerings or unsecured long-term, fixed rate debt with staggered maturities. From time to time, Security Capital may also issue equity securities, but expects to be very selective in doing so. The proceeds of any borrowings by Security Capital may be used to provide working capital, to pay existing indebtedness, to finance investments in or expansions of new business initiatives, and to fund stock repurchases.

     Security Capital has issued options to purchase Class A common stock and Class B common stock and restricted stock unit awards for the Class B common stock to employees and directors and intends to issue additional options and restricted stock unit awards under its long-term incentive plans and outside directors plan.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     Security Capital may make investments in addition to those previously described. Security Capital's board of directors has authority to reclassify unissued shares into senior securities, to offer shares or other securities and, subject to certain restrictions under Maryland law, its line of credit, proposed term loan, and its indentures, to repurchase or otherwise reacquire shares or any other securities. Security Capital has on occasion repurchased its debt and equity securities and expects to engage in such activities in the future. Security Capital has not engaged directly in trading, underwriting or agency distribution or sale of securities of other issuers, although its broker-dealer affiliate, Security Capital Markets, has engaged in and intends to continue to engage in trading, agency distribution or sales of securities of Security Capital and its affiliates.

     Security Capital makes annual and quarterly reports to shareholders. The annual reports contain audited financial statements.

PROPERTIES

     Security Capital does not own any properties. For a general description of the properties leased by Security Capital or owned by its affiliates, see Item 2 of Security Capital's Annual Report on Form 10-K for 1999 which is incorporated by reference. None of the properties owned by any of Security Capital's affiliates constitutes more than ten percent of the total consolidated assets of Security Capital or provides more than ten percent of the gross consolidated revenue of Security Capital. In the opinion of management of Security Capital the properties of its affiliates are adequately covered by insurance.

TAX TREATMENT OF SECURITY CAPITAL AND ITS SECURITY HOLDERS

     See "Certain Tax Consequences of the Transaction."

DESCRIPTION OF SECURITY CAPITAL STOCK

GENERAL

     The following description of Security Capital's stock is qualified by the full text of Security Capital's Charter, Articles Supplementary and Bylaws, attached as exhibits to Security Capital's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated in this document by reference. See "Where You Can Find More Information." Capitalized terms used in the summary below without definition have the meanings given to them in those documents.

AUTHORIZED CAPITAL STOCK

     As of November 30, 2000, Security Capital's authorized stock consisted of 15,543,012 shares of Class A Common Stock, par value $0.01 per share; 234,133,373 shares of Class B Common Stock, par value $0.01 per share; 257,642 shares of Series B Cumulative Convertible Redeemable Voting Preferred Stock, par value $0.01 per share; and 65,973 shares of Series A Junior Participating Preferred Stock, par value $.01 per share.

SECURITY CAPITAL CLASS A COMMON STOCK

     Holders of Security Capital Class A common stock are entitled to one vote for each share on all matters upon which shareholders are entitled to vote. Holders of Class A common stock vote on all matters submitted to a vote of shareholders as a single class with the holders of Class B common stock. Each share of Class A common stock may at any time, at the option of the holder of record, be converted into fifty (50) fully paid and nonassessable shares of Class B common stock. Holders of Class A common stock are entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash or in kind, in stock (including a stock split) or by any other means, when and as may be authorized by the board of directors of Security Capital, but a holder of Class A common stock's rights to dividends and rights upon liquidation are junior to the rights of holders of any preferred shares.

SECURITY CAPITAL CLASS B COMMON STOCK

     Holders of Security Capital Class B common stock are entitled to one two-hundredth ( 1/200th) of a vote for each share of Class B common stock on all matters upon which shareholders are entitled to vote. Holders of Class B common stock vote on all matters submitted to a vote of shareholders as a single class with the holders of Class A common stock. Holders of Class B common stock do not have any conversion, redemption or preemptive rights. The holders of Class B common stock are entitled to dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock (including a stock split), or by any other means, equal to one-fiftieth ( 1/50th) of the amount per share authorized by the Security Capital board for each share of Class A common stock. At such time as there are no shares of Class A common stock outstanding, holders of Class B common stock would be entitled to such dividends and distributions as may be authorized by the Security Capital board. The rights of a holder of Class B common stock to dividends and rights upon liquidation are junior to the rights of holders of any preferred shares.

                              VOTING INSTRUCTIONS

                          SECURITY CAPITAL U.S. REALTY


PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - JANUARY 16, 2001


The undersigned _____________________ residing at _____________________, beneficial holder Security Capital U.S. Realty through Commerzbank AG, hereby gives irrevocable instruction to Commerzbank, for and in the name of the undersigned, to vote all shares, par value $4.00 per share, of Security Capital U.S. Realty that the undersigned would be entitled to vote if personally present at the Extraordinary General Meeting of Shareholders, to be held at 12 rue Jean Engling, 1466 Luxembourg on January 16, 2001 at 3:00 p.m., local time, and any adjournment thereof, upon the transactions and matters described in the Notice of the Extraordinary General Meeting and Joint Proxy Statement/Prospectus dated December ___, 2000, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the transactions and matters described in the Notice of Extraordinary General Meeting and Joint Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the Extraordinary General Meeting or any adjournment thereof.


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE TRANSACTIONS AND MATTERS DESCRIBED IN THE NOTICE OF EXTRAORDINARY GENERAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



                                                            --------------------
                                                              SEE REVERSE SIDE
                                                            --------------------



                                                                                        Please mark
                                                                                        your vote
                                                                                        as indicated [x]
                                                                                        in this
                                                                                        example
The Board of Directors recommends a vote FOR Proposal 1.

1.  To approve the Transaction Agreement, dated as of          2.  In their discretion on such matters as may
    September 26, 2000, among, U.S. Realty, Security               properly come before the meeting or any
    Capital Group Incorporated and a wholly-owned                  adjournment therefore.
    subsidiary of Security Capital and the transaction and
    matters contemplated thereby as described in the           NOTE:  Please date and sign this proxy exactly as
    Notice of Extraordinary General Meeting and Joint          your name appears hereon. In the case of joint
    Proxy Statement/Prospectus of Security Capital U.S.        owners, each joint owner should sign. When signing
    Realty and Security Capital Group Incorporated dated       in a fiduciary or representative capacity, please
    December 8, 2000.*                                         give your full title. If this proxy is submitted by
                                                               a corporation or partnership, it should be executed
                                                               in the full corporate or partnership name by a duly
                                                               authorised person.

           FOR       AGAINST       ABSTAIN
          [ _ ]       [ _ ]         [ _ ]
                  See Election Form
                     Below if You
                     Vote AGAINST

                                                             Dated:                                       , 200_
                                                                   ----------------------------------------

                                                             -----------------------------------------------------
                                                                                  Signature

                                                             -----------------------------------------------------
                                                                                  Signature

* This proxy may not be revoked following approval and consummation of the sale of shares of Security Capital Holdings S.A. pursuant to the Transaction Agreement.

             Election Form For Shareholders Voting AGAINST Approval:
             -------------------------------------------------------

Important Information: If you wish to receive cash instead of shares of Class B common Stock of Security Capital Group Incorporated ("Security Capital") upon the liquidation of Security Capital U.S. Realty ("U.S. Realty"), you must return this voting instruction card clearly marked to indicate that (1) you vote AGAINST the transaction and (2) if the transaction is approved, you wish to receive cash instead of shares of Security Capital Class B common stock. Alternatively, if you wish to attend the extraordinary general meeting and are a record holder, you may make a valid cash election at the meeting by voting "against" the transaction at the meeting and checking the appropriate cash election box on your ballot. [In order to assure any necessary tax withholding and to verify the total amount of cash consideration, if you validly elect to receive cash by either of the above methods you must also complete and return the Letter of Transmittal before or at the Extraordinary General Meeting and (if you hold physical certificates) attach your U.S. Realty share certificate(s) to the Letter of Transmittal.] If you do not follow these procedures for voting
                            -------------------------------------------------
your shares and delivering the other required documents, you will be deemed to
------------------------------------------------------------------------------
have consented to receive Security Capital Class B common stock in the
----------------------------------------------------------------------
transaction.
-----------

Shareholders who vote FOR the transaction or abstain from voting, shareholders who vote AGAINST the transaction but do not check the box to elect cash, and shareholders who do not timely return the required documents, will be deemed to have consented to receive Security Capital Class B common stock in the transaction.

Shareholders validly electing to receive cash will receive, should the transaction proceed, for each U.S. Realty share, an amount of cash in the U.S. dollar equal to 1.15 multiplied by the average of the daily high and low per share sales prices of the Security Capital Class B common stock on the New York Stock Exchange during the fifteen trading days ending on January 5, 2001 (the sixth trading day before the U.S. Realty extraordinary general meeting) net of any required withholding taxes.

If the shareholders who vote AGAINST the transaction elect to receive cash payments in an amount exceeding $200 million in the aggregate, Security Capital will have the right to terminate the transaction agreement. In that event, the transaction would not proceed, the U.S. Realty shareholders would continue to own U.S. Realty shares. See the Notice of Extraordinary General Meeting and Joint Proxy Statement/Prospectus of U.S. Realty and Security Capital dated December 8, 2000 for a complete description of the transaction and related matters.

The Articles of Incorporation of U.S. Realty and the notice legale required by Luxembourg law have been filed with the Chief Registrar of the Luxembourg District Court.

           [ _ ] The above-named shareholder of Security Capital elects to receive cash in the Transaction.

           Please mark
           as indicated in [x]
           in this example